EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Cylink Corporation on Form S-8 of our report dated February 6, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty) appearing in the Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
July 18, 2001